CERTIFICATE OF TRUST

                                       OF

                             U. S. BANCORP CAPITAL I


                  This Certificate of Trust of U. S. Bancorp Capital I (the "Trust"), dated December 18, 1996, has been duly executed and is being filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 ed seq.).

                  1. Name. The name of the business trust being formed hereby is
U. S. Bancorp Capital I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 1980l.

                  3.  Effective  Date.  This   Certificate  of  Trust  shall  be
effective as of its filing.

                  IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Trust as of the date first above written.

                                          FIRST CHICAGO DELAWARE INC.,
                                           not in its individual capacity
                                           but solely as trustee of the Trust


                                          By: /s/ Steven M. Wagner
                                                  Name:  Steven M. Wagner
                                                  Title:  Vice President

                                          PHILLIP S. ROWLEY, not in his
                                           individual capacity but solely as
                                           trustee of the Trust


                                           /s/ Phillip S. Rowley

                                          WILLIAM R. BASOM, not in his
                                           individual capacity but solely as
                                           trustee of the Trust


                                           /s/ William R. Basom